UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 2, 2009
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
Recent Lawsuits Filed Against the Company
     Following the June 16, 2009 warning letter issued by the Food and Drug Administration (“FDA”) regarding Zicam Cold Remedy nasal gel products, Matrixx Initiatives, Inc. (the “Company”) announced that it expected additional lawsuits would be filed against the Company, which has been the case.
     On June 22, 2009, a personal injury lawsuit was filed against the Company involving 117 plaintiffs who allege that the Company’s Zicam Cold Remedy nasal gel products have caused the permanent loss or diminishment of the sense of smell or smell and taste. Marilyn Adams et al. vs. Matrixx Initiatives, Inc., et al., Superior Court of the State of Arizona, Maricopa County. Additional lawsuits involving individual plaintiffs making similar allegations have also been filed.
     On June 18, 2009, an economic class action lawsuit was filed against the Company, purportedly on behalf of all persons in the States of Illinois, California, Florida, Texas, Minnesota, Wisconsin and Missouri who, at any time within the applicable statute of limitations of their respective state, purchased zinc-based nasal and oral Zicam products. The lawsuit alleges, among other things, that the Company falsely represented the effectiveness of these products. Thomas Hohman et al. vs. Matrixx Initiatives, Inc. et al., United States District Court, Northern District of Illinois (Eastern Division).
     On June 23, 2009, an economic class action lawsuit was filed against the Company, purportedly on behalf of all persons who purchased Zicam Cold Remedy nasal gel products while in California or from a source in California within the four years prior to June 23, 2009. The lawsuit alleges, among other things, that the Company concealed or omitted material information regarding the safety of the nasal gel products. Barbara Sample et al. vs. Matrixx Initiatives, Inc. et al., United States District Court for the Central District of California. The Company is aware of four other economic class action lawsuits, involving plaintiffs making similar allegations, which have been filed against the Company since the FDA’s issuance of the warning letter. Teperson et al. vs. Matrixx Initiatives, Inc. et al., United States District Court for the Southern District of California, filed June 24, 2009 (purportedly on behalf of all California residents who purchased Zicam nasal gel products from and after June 24, 2005); Floyd Fessler et al., vs. Matrixx Initiatives, Inc. et al., United States District Court for the Southern District of Illinois, filed June 25, 2009 (purportedly on behalf of all Illinois residents who purchased Zicam nasal gel products); Stewart Roper et al., vs. Matrixx Initiatives, Inc. et al., United States District Court for the District of Arizona, filed June 25, 2009 (purportedly on behalf of all purchasers of Zicam nasal gel products in the United States); and Stefanie Riepe et al., vs. Matrixx Initiatives, Inc. et al., United States District Court for the Western District of Missouri, filed June 22, 2009 (purportedly on behalf of all Missouri residents who purchased Zicam nasal gel products).
     The Company expects additional lawsuits of the types described above, as well as potentially other types of lawsuits.
The Company’s Position
     The Company intends to vigorously defend each of the recently filed lawsuits.
     FDA Warning Letter. As previously announced, the Company strongly disagrees with the FDA’s allegations that Zicam Cold Remedy nasal gel products are unsafe and that they were unlawfully marketed. However, the Company is conducting a recall of its Zicam Cold Remedy nasal gel products because of its desire to cooperate with the FDA. Soon, the Company will formally respond to the FDA’s warning letter and will request a meeting with the FDA to present comprehensive scientific and medical data and analyses demonstrating that these products are not unsafe. For additional information regarding the FDA warning letter and related matters, see the Company’s Reports on Form 8-K filed with the SEC on June 16, 17, 19, and 23, 2009.
     Product Safety. There is no known causal link between the use of Zicam Cold Remedy nasal gel and impairment of smell or smell and taste. To date, no plaintiff has ever won a product liability case against the Company on those grounds. The Company believes that upper respiratory infections and nasal and sinus disease are the causes of the smell dysfunctions reported by some consumers. One of the most common causes of smell disorders is the cold itself, the very condition our product is used to treat. Other causes are sinusitis and rhinitis, conditions that are sometimes present when our product is used.

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     Federal law requires that the testimony of a scientific or medical expert witness be reliable and based on valid scientific data and analysis before it can be allowed into evidence. To date, the Company has submitted motions in ten federal lawsuits against the Company challenging the reliability and admissibility of the testimony of expert witnesses who claim that Zicam Cold Remedy is capable of causing or has caused smell and taste loss. To date, the courts have ruled in the Company’s favor on all ten motions. Each court has ruled that the theory that Zicam Cold Remedy nasal gel causes smell loss, as promoted by the plaintiffs’ experts, has no reliable scientific support and was reached without application of proper scientific standards and procedures.
     In addition, on April 3, 2008, jurors in a California case unanimously found that Zicam was not the cause of the plaintiff’s smell loss.
     For additional information regarding outstanding product liability litigation and the Company’s position regarding these lawsuits, see “Legal Proceedings — Product Liability Matters” in Item 3 of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009.
     Product Effectiveness. Our claims and advertising are subject to the requirements of the Federal Trade Commission Act, which is enforced by the Federal Trade Commission (the “FTC”). As previously disclosed, on March 21, 2006, the FTC’s East Central Region (Cleveland, Ohio office), initiated a detailed inquiry to determine whether the Company engaged in unfair or deceptive acts or practices in violation of the Federal Trade Commission Act in connection with the Company’s advertising and promotional activities for several of the Company’s nasal and oral cold remedy products, including, Zicam Cold Remedy Nasal Gel and Zicam Cold Remedy Swabs — the products that are the subject of the FDA warning letter. As part of the inquiry, the FTC requested and received, among other things, the Company’s documentation regarding product safety, including side effects, adverse events and consumer complaints, and efficacy, including the scientific proof establishing the efficacy claims made by the Company. Following a nearly year-long process, during which the Company provided the FTC with over 65,000 pages of documentation and met with the FTC to discuss the information, on March 5, 2007, the FTC notified the Company that it was is no longer pursuing the inquiry.
     Also as previously disclosed, on March 10, 2005, the National Advertising Division (NAD) of the Council of Better Business Bureaus, an investigative arm of the advertising industry’s voluntary self-regulation program, issued a press release announcing the results of a review of Matrixx’s advertising claims. The NAD determined, among other things, that Matrixx’s claims that its product, Zicam Cold Remedy Nasal Gel, resolves colds three times faster when taken at the first sign of a cold, that using the product results in a less severe cold, and the promise that these benefits are clinically proven, were substantiated by competent and reliable scientific evidence.
     Most recently, on May 12, 2009, the NAD issued a press release announcing the results of a review of the Company’s advertising claims related to its oral forms of Zicam Cold Remedy products. The NAD determined, among other things, that the Company’s advertising claims were supported — that the Company’s oral Cold Remedy products are effective in shortening the duration of the common cold.

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SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Acting President, Chief Operating Officer, and Chief Financial Officer

Date: July 2, 2009

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